Exhibit 10.28

[*]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Stone & Webster Limited
Witan Gate House,
500-600 Witan Gate West
Milton Keynes
MK9 1BA, England
Telephone: +44 (0)1908 668844
Fax: +44 (0)1908 602211

STRATEGIC ALLIANCE AGREEMENT

This STRATEGIC ALLIANCE AGREEMENT (this “Agreement”) is made as of February 23, 2007 by and among STONE & WEBSTER LTD., a United Kingdom limited liability company having a principal office address at Witan Gate House, 500-600 Witan Gate West, Milton Keynes England (“S&W”) and GLOBAL ENERGY, INC., an Ohio corporation having a principal office address at 312 Walnut Street, Suite 2300, Cincinnati, Ohio 45202 (“GE Inc.”). S&W and Global each may be referred to from time to time herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, S&W and its’ affiliated companies is a world leading vertically-integrated provided of comprehensive engineering, procurement, and construction services as well as complete piping and pressure vessel systems; and

WHEREAS, GE Inc. is a world leader in Gasification Technology having optimized operations of a leading gasification technology, EGAS™ Technology, at its Wabash gasification facility in Indiana; and

WHEREAS, S&W and its’ affiliated companies develops, owns, licenses, and collaborates with partners on select Technology complementary to their business objectives; and

WHEREAS, GE Inc. owns Gasification Technology together with know-how and trade secrets on a variety of related technologies; and

WHEREAS, an affiliated company of S&W and GE Inc. have signed Fast Track EPC contracts to cover the expansions at Wabash (SNG Export) and Westfield (Fife Electric and Fife Gasification); and

WHEREAS, GE Inc. owns 450 million proven tons of coal in the U.S., equivalent to 1.3 billion barrels of oil (BOE); and

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WHEREAS, GE Inc. has achieved industry record low costs for “BTU conversion” of solid fuel to clean synthetic gas. This is key to providing a strategic advantage for all downstream products such as power, SNG, FT liquids, and hydrogen;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Strategic Alliance. The Parties hereby form a strategic alliance having the following key elements:

(a) S&W would be designated as a worldwide preferred EPC services and pipes/vessels provider to GE Inc. projects.

(b) GE Inc. would select S&W and/or its’ affiliated companies for the supply of major piping and pressure vessels at their flagship project, Lima Energy IGCC, as well as the Wabash and Westfield expansions already contracted to S&W.

(c) GE Inc. and S&W will collaborate on the further development, commercialization, and licensing of GE Inc.’s GENV Technology. The initial focus will be for GE Inc. projects and in particular the proprietary Global Gas Unit (GGU™) design. In addition, collaboration will include Department of Defense (DOD) installations, including the initial GENV unit at the Lima project site serving DOD fuel testing and nanotech raw test materials requirements, and other ultra-clean fuels projects.

(d) GE Inc. and S&W will negotiate and sign a Technology Collaboration Agreement covering the development, commercialization, and licensing activities on GENV technology, contemplated in the Strategic Alliance.

(e) GE Inc. will advance the Wabash and Westfield Fast Track EPC contracts to completion, converting to fixed terms as necessary to meet financing requirements.

(f) S&W and GE Inc. will negotiate and sign a master procurement agreement covering the provision of piping systems and pressure vessels to GE Inc. projects as contemplated in the Strategic Alliance.

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(g) At the completion of the performance test at any of the three GE Inc. projects referenced above, S&W may select the project and elect to receive the final balance due up to [*] for S&W equipment and/or services as GE Inc. shares (the “Shares”) at [*] or cash with [*] accrued interest. S&W may apply the strategic investment to one, two, or all three projects, up to the maximum [*] aggregate amount.

The obligations of the Parties pursuant to this Section 1 are subject to continued demonstrated performance and their mutual agreement on the schedule, pricing, financing, economics and other terms and conditions applicable to any such project.

2. Representations and Warranties of GE Inc. GE Inc. represents and warrants that the statements contained in this Section 2 are true and correct as of the date of this Agreement and will be true and correct as of the date of this Agreement.

(a) Organization. GE Inc. is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio, and has full corporate power and authority to own, or hold under lease, and operate its properties, and to conduct its business as such business is now being conducted.

(b) Capitalization of GE Inc. The total authorized share capital of GE Inc. as of the date of this Agreement is 10,000,000 common shares and 500,000 preferred shares. As of this date, 5,579,847 common shares and 105,086 preferred shares have been issued. The preferred shares are convertible into common shares at the conversion rate of 1.0 preferred shares to 1.71 common shares.

(c) The Shares.

(i) The Shares are duly authorized, validly issued and fully paid and non-assessable and were issued in accordance with all applicable securities laws or pursuant to exemptions there from.

(ii) As of the Date hereof, GE Inc. shall own, beneficially and of record, all of the Shares free and clear of all liens.

(iii) None of the Shares are subject to any preemptive or subscription right, right of first refusal or offer, option, warrant, put or call right, consent right, restrictive covenant, or any other agreement with any Person other than S&W.

(d) No Violation; Consents.

(i) The execution and delivery of, and performance under, this Agreement by GE Inc. and the consummation of the transactions contemplated hereby by GE Inc. will not:

(A) violate any provision of Applicable Law or require any approval from or filing with any Governmental Authority;

[*]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(B) violate the provisions of any Governmental Approval, or the organizational or governing documents of GE Inc., or any agreement or other restriction to which GE Inc. is a party or by which the property of GE Inc. is bound or subject;

(C) result in a breach of or constitute (with due notice or lapse of time or both) a default under (or require notice or give rise to any right of termination, consent, cancellation, or acceleration under) any contract or agreement to which GE Inc. is a party or by or to which the property of GE Inc. is subject or bound; or

(D) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to or result in any loss of benefit under or with respect to, or give any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or result in the creation or imposition of any lien upon GE Inc., or any of its assets, in each case under any contract or license to which GE Inc. is a party or by which any of its respective assets is bound or any Applicable Law.

(ii) The execution and delivery of, and performance under, this Agreement by GE Inc. and the consummation of the transactions contemplated hereby will not require any Consent as to GE Inc.

(e) Authority; Enforceability. GE Inc. has full legal capacity, power and authority to execute, deliver and perform this Agreement, and the other agreements and instruments to be executed and delivered by him pursuant hereto and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by GE Inc. and, assuming due authorization, execution and delivery hereof by S&W, is a legal, valid and binding obligation of GE Inc., enforceable against it in accordance with its terms.

(f) Disclosure. No representation or warranty of GE Inc. made in this Agreement or any certificate, statement, schedule, list or other information furnished or to be furnished to S&W (or any Affiliate or representative thereof) pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement or omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they are made (including any materiality or knowledge qualifiers), not misleading.

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(g) Qualification; Organization. GE Inc. is qualified to conduct its business as such business is now being conducted and is in good standing in all jurisdictions, which are all the jurisdictions in which the nature of its business makes such qualification necessary or advisable. True and complete copies of the Articles or Certificates of Incorporation and Bylaws of GE Inc. (the “Governing Documents”) have been furnished to S&W. Each such Governing Document is in full force and effect and has not been amended or modified.

(h) Bankruptcy. GE Inc. has not filed any voluntary petition in bankruptcy or been adjudicated bankrupt or insolvent, or filed any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal or state bankruptcy, insolvency or other debtor relief or similar law, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties. No court of competent jurisdiction has entered an order, judgment or decree approving a petition filed against GE Inc. seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal or state bankruptcy act, or other debtor relief or similar law, and no other liquidator has been appointed for any of them, or of all or any substantial part of any of their properties. No proceeding has been commenced or, to GE Inc.’s knowledge, has been threatened, seeking to adjudicate GE Inc. as bankrupt or seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief.

(i) Shareholder List. [Not Used]

(j) Officers and Directors. [Not Used]

(k) Litigation and Claims. There are no pending or threatened legal proceedings against GE Inc. which question the validity of this Agreement or any of the transactions contemplated hereby, and GE Inc. does not have knowledge of any substantive basis for any such proceeding.

(1) Environmental Matters.

(i) Each of GE Inc. has complied in all respects with all Environmental Laws or has resolved any non-compliance to the satisfaction of the Governmental Authority having jurisdiction thereof and has provided S&W with evidence of such satisfaction. GE Inc. is in compliance with all Environmental Laws.

(ii) GE Inc. has no known liability, contingent or absolute, under any Environmental Law, nor is GE Inc. responsible for any such liability of any other Person under any Environmental Law, whether by contract, by operation of law or otherwise. There are no pending or, to the knowledge of GE Inc. threatened, Environmental Claims and there are no fact(s) which might reasonably form the basis for any Environmental Claim and neither GE Inc. nor any of its Affiliates, including GEC, has received any notice of any Environmental Claim or threatened Environmental Claim.

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(m) Permits, Approvals and Site for Lima Project. GE Inc. and/or its Affiliates:

(i) have obtained all licenses, permits or franchises required to be issued by or obtained from any Governmental Authority for the construction, commissioning and operation of the Lima Project; and

(ii) have obtained a legally binding right to purchase the site for the Lima Project from the City of Lima, Ohio for a purchase price of [*].

3. Representations and Warranties of S&W. S&W represents and warrants that the statements contained in this Section 3 are true and correct as of the date of this Agreement.

(a) Organization. S&W is a limited liability company duly organized, validly existing and in good standing under the laws of the United Kingdom, and has full power and authority to conduct its business as such business is now being conducted. S&W is properly registered to do business in all jurisdictions in which the nature of the business conducted by it makes such registration necessary in order to avoid any material disadvantage or liability to it.

(b) Authority; Enforceability. S&W has full power and authority to execute, deliver and perform this Agreement, and the other agreements and instruments to be executed and delivered by it pursuant hereto, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly authorized, executed and delivered by S&W and, assuming due authorization, execution and delivery hereof by GE Inc., is a legal, valid and binding obligation of S&W, enforceable against S&W in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity). No other or further authorization is required for S&W’s performance hereunder other than those authorizations to be obtained by S&W on or prior to the consummation of the transactions contemplated by this Agreement.

4. Covenants of the Parties.

(a) Access to Information. GE Inc. and S&W shall, in good faith, and subject to the terms and conditions hereof, disclose to one another such information relative to the strategic alliance contemplated by this Agreement as may be necessary or appropriate to effectuate the purposes thereof.

[*]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b) Further Assurances.

(i) Subject to the terms and conditions of this Agreement, each of the Parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the purchase and sale of the Shares pursuant to this Agreement and the other transactions contemplated herein.

(ii) Each Party also further agrees that it will not take any action in breach of this Agreement or that will cause any representation or warranty contained herein to become untrue in any material respect, including any action which would result in any assignment or transfer of (or encumbrance not permitted hereunder upon) any of the Shares or which would restrict such Party’s ability to consummate the transactions herein contemplated.

(c) Confidential Information. Confidential Information shall not be used for any purpose other than to evaluate and consummate the transactions contemplated by this Agreement, and shall not be disclosed without prior written consent of the other Party, except to:

(i) those employees with a need to know the Confidential Information for the purpose of performing work related to the transactions contemplated by this Agreement; provided, however that the Parties shall require all such employees receiving the Confidential Information abide by the terms of this confidentiality covenant. Each Party shall be responsible for any breach of this Agreement by its employees or Affiliates; or

(ii) those advisors, agents, contractors or lenders with a need to know the Confidential Information for the purpose of performing work related to the transactions contemplated by this Agreement; provided, however that the Parties shall require all such advisors, agents, contractors or lenders to agree to abide by the terms of this Agreement and to undertake the same obligations as the Parties have undertaken hereunder. Each Party shall be responsible for any breach of this Agreement by its advisors, agents, contractors or lenders.

(iii) If a Party is requested or required by legal or regulatory authority to disclose any Confidential Information, such disclosing Party shall promptly notify the other Party of such request or requirement prior to disclosure so that the other Party may seek an appropriate protective order and/or waive compliance with the terms of this Agreement. If a protective order or other remedy is not obtained, or the other Party waives compliance with the provisions hereof, the disclosing Party agrees to furnish only that portion of the Confidential Information that it reasonably determines, in consultation with its counsel, is consistent with the scope of the subpoena or demand, and to exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

(iv) Any Confidential Information, including all copies of same (including that portion of the Confidential Information that consists of analyses, forecasts,

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studies or other documents prepared by a Party or its advisors, agents, contractors or lenders), shall be returned to the other Party, or at such Party’s option destroyed, within five (5) days of (A) a request by a Party at any time; or (B) the termination of this Agreement in accordance with the terms hereof. Upon the written request of a Party, the other Party shall certify the destruction of such material by written notice to the requesting Party.

(v) This covenant shall survive the termination or expiration of this Agreement and shall continue in full force and effect for a period of five (5) years thereafter.

(d) Approvals.

(e) The S&W option in the. Shares described in Section 1(g) is based on authorized share capital at the signing of this Agreement and will be adjusted as needed for any future splits or authorized capital changes. The Parties agree that any election to exercise the option will be subject to all of the requirements for approvals of an investment by S&W’s parent corporation and will be subject to approval thereof at the parents sole discretion.

5. Term; Termination and Remedies.

(a) Term. This Agreement shall be for an initial term of five (5) years, unless earlier terminated in accordance with this Agreement.

(b) Termination for Default or Bankruptcy. Either Party may terminate this Agreement by written notice to the other Party in the event of the following:

(i) Default. Material nonperformance by the other Party of any provisions set forth in this Agreement which is not cured within thirty (30) days after receipt of notice thereof from the Party not in default; or

(ii) Bankruptcy. The filing by or against the other Party of a petition or application in any proceeding relating to such other Party as debtor under any bankruptcy or insolvency law of any jurisdiction; provided that in the event of an involuntary bankruptcy or insolvency proceeding, such other Party shall have a sixty (60) day period in which to obtain dismissal or withdrawal of such petition or application.

(c) Remedies. In the event of termination of this Agreement, the Party not in default shall be entitled to obtain all appropriate relief available to it under this Agreement and at law or equity.

(d) Survival. If S&W elects to exercise the option described in Section 1(g),

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the expiration or earlier termination of this Agreement shall not terminate or otherwise affect S&W’s option in the Shares or the validity of any other definitive agreements executed prior to such expiration or termination in connection with any business arrangement arising out of the strategic alliance contemplated by this Agreement.

6. Defined Terms.

(a) As used in this Agreement, the following terms have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning specified in the preamble to this Agreement, and includes all exhibits and schedules hereto.

“Applicable Law” means, with reference to any Person, all Laws applicable to such Person or its property or in respect of its operations.

“Confidential Information” means any information not in the public domain, in any form, whether acquired prior to or after the Closing Date, received by a Party from the other Party or any of its Affiliates or advisors, relating to the business and operations of such Party and its respective Affiliates, including, without limitation, information regarding vendors, suppliers, trade secrets, training programs, technical information, contracts, systems, procedures, know-how, trade names, improvements, price lists, financial or other data, business plans, computer programs, software systems, internal reports, personnel files or any other compilation of information, written or unwritten, which is or was used in the business of such Party or its Affiliates, except for information (i) that was or becomes generally available to the public, other than as a result of disclosure by a Party receiving such information; or (ii) that is received by a Party on a non-confidential basis from a third party that is not prohibited from disclosing such information by obligation to the disclosing Party.

“Environmental Claim” means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, proceedings, or other written communication, whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any Person, including any Governmental Authority, based upon, alleging, asserting, or claiming any actual or potential (i) violation of, or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release,

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or threatened Release into the environment of any Hazardous Materials at, from, or related to any Real Property or any other property owned, leased, licensed, or operated by any of the Companies, including any off-site location to which Hazardous Materials, or materials containing Hazardous Materials, were sent for handling, storage, treatment or disposal.

“Environmental Law” means all Applicable Laws relating to pollution or protection of the environment, natural resources and health and safety, including laws relating to Releases or threatened Releases of Hazardous Materials (including Releases to ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, Release, transport, disposal or handling of Hazardous Materials. “Environmental Laws” include the Comprehensive Environmental Response Conservation and Liability Act (“CERCLA”) (42 U.S.C. §§ 960 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Oil Pollution Act (33 U.S.C. §§ 2701 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. §§ 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.) and their implementing regulations, state implementation plans, and analogous state or local laws or regulations, and all other applicable federal state or local laws that address the release or discharge of Hazardous Materials into the environment or the impact of Hazardous Materials on human health or the environment.

“Governmental Approval” means any authorization, approval, consent, waiver, license, filing, registration, ruling, permit or certification by or with any Governmental Authority, including all environmental permits.

“Governmental Authority” means any applicable federal, state, county, municipal or local governmental, judicial or regulatory authority, agency, arbitration board, body, commission, instrumentality or court.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law in the United States or any other country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

“Party” and “Parties” means either or both of GE Inc. or S&W.

“Person” means and includes (i) an individual, (ii) a legal entity, including a partnership, a joint venture, a corporation, a trust, a limited liability company, a limited duration company, or a limited liability partnership, (iii) companies or associations or bodies of persons, whether or not incorporated, and (iv) a Governmental Authority.

(b) In this Agreement, unless otherwise indicated or otherwise required by the context:

(i) Reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document including the exhibits and schedules thereto and as such document may be amended, supplemented, revised, assigned or modified from time to time prior to the applicable Closing Date; provided, however, that this rule of interpretation shall not apply to references to documents in the Schedules;

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(ii) All references to an “Article”, “Section”, “Schedule” or “Exhibit” are to an Article or Section hereof or to a Schedule or an Exhibit attached hereto, unless otherwise noted;

1. The headings and other captions in this Agreement are for the purpose of reference only and do not limit or affect its meaning;

2. Defined terms in the singular include the plural and vice versa, and the masculine, feminine, or neuter gender include all genders;

3. The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

4. References to any Person or Persons shall be construed as a reference to any successors or permitted assigns of such Person or Persons; and

5. The words “including”, “include” and “includes”, when used in this Agreement shall mean, as required by the context, including, include, and includes “without limitation” and “without limitation by specification.”

7. Miscellaneous.

(a) Contracts. All contracts contemplated to be entered into by the Parties pursuant to this Agreement shall be negotiated in good faith and shall contain terms and conditions, and be performed for prices, which are commercially reasonable.

(b) Publicity. No public statements or press releases shall be issued by either Party relating to the terms of this Agreement or the business affairs of the Parties hereunder without the prior consent of the other Parties. However, nothing herein shall prevent a Party from supplying such information or making such statements relating to this Agreement as such Party may consider necessary in order to satisfy its legal obligations (including, but not limited to, its obligations of disclosure under applicable securities laws).

(c) Notices. All notices and other communications required or permitted hereunder shall

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be in writing and shall be deemed to have been duly given upon delivery, if delivered personally or by recognized overnight courier service; if sent by first-class mail, five (5) days after being mailed, return receipt requested and postage prepaid; or if sent by facsimile or e-mail, upon receipt. Such notices shall be sent to the following addresses, or at such other address as either Party shall hereafter specify in writing.

If to Global:

Global Energy., Inc.

312 Walnut Street, Suite 2300

Cincinnati, Ohio 45202

Facsimile No.: (513) 621-5947

Attention: H.H. Graves, President and CEO

HHG@globalenergyinc. com

If to S&W:

Stone & Webster Ltd.

Witan Gate House

500-600 Witan Gate West

Milton Keynes England MK 9 1BA

Facsimile No.: 44 (0) 1908 602211

Attention: Robert V. McDonald, Business Leader—Syngas and Biofuels

RobertV.McDonald@shawgrp.com

(d) Consequential Damages. Neither Party shall be liable to the other Party in connection with this Agreement or the subject matter hereof for any indirect, incidental, special or consequential damages, including but not limited to loss of revenue, cost of capital or loss of profit or business opportunity, whether such liability arises out of contract, tort (including negligence), strict liability or otherwise.

(e) Successor and Assigns; No Partnership. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective Affiliates, and to their respective successors and permitted assigns. Nothing contained in this Agreement shall be construed as creating a partnership among or any other business relationship the Parties. Neither Party has any authority to bind the other party to any third party.

(f) Exclusive Understanding. This Agreement sets forth the sole and complete understanding between the Parties with respect to the subject matter hereof, and supersedes all other prior oral or written agreements, arrangements and understandings between the Parties with respect thereto. This Agreement shall not confer any legal rights or benefits on any third party (other than Affiliates of the Parties hereto, to the extent set forth herein).

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(g) Attorneys’ Fees. In the event either Party files an action to enforce or otherwise arising out of this Agreement, the prevailing Party in such action shall be entitled to reasonable attorneys’ fees and court costs in addition to such other relief to which it may be entitled.

(h) Governing Law. This Agreement, and the rights and obligations of the Parties hereunder, shall be subject to, and construed in accordance with, the laws of the England without giving effect to the conflicts of law provisions thereof.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original for all purposes, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first set forth above.

STONE & WEBSTER LTD.

By	/s/ Robert V. McDonald
Robert V. McDonald
Business Leader - Syngas and Biofuels

GLOBAL ENERGY., INC.

By	/s/ H.H. Graves
H.H. Graves
President and Chief Executive Officer

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